Exhibit 10.1

AMENDMENT NO. 4

THIS AMENDMENT NO. 4, dated as of August 27, 2014 (this “Amendment”), of that certain Credit Agreement referenced below is by and among AMERICAN TELECONFERENCING SERVICES, LTD., a Missouri corporation (“ATS” or the “Borrower”), PREMIERE GLOBAL SERVICES, INC., a Georgia corporation (the “Parent”), and the other Guarantors identified on the signature pages hereto, the Lenders identified on the signature pages hereto, and Bank of America, N.A., as Administrative Agent, for the Lenders.

W I T N E S S E T H

WHEREAS, a $300 million credit facility, consisting of a $250 million revolving credit facility and a $50 million term loan, was established pursuant to the terms of that Credit Agreement dated as of May 10, 2010 (as amended and modified, the “Credit Agreement”) among ATS, as Borrower, the Parent and certain Subsidiaries, as Guarantors, the Lenders identified therein and Bank of America, N.A., as Administrative Agent and Collateral Agent;

WHEREAS, the Credit Agreement has been amended and modified as follows:

Amendment No. 1	October 21, 2010
Amendment No. 2	December 20, 2011
Amendment No. 3	August 27, 2013

WHEREAS, before giving effect to this Amendment, there exists a $400 million credit facility, consisting of a $350 million revolving credit facility and a $50 million non-amortizing term loan, under the Credit Agreement;

WHEREAS, the Borrower has requested certain modifications to the Credit Agreement, including, among other things, an increase in the amount of the term loan, an extension of the maturity dates and a re-pricing of the credit facilities thereunder; and

WHEREAS, the Lenders have agreed to the requested modifications on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

Section 1. General Description of Changes to the Senior Credit Facilities.

1.1 Reconstitution and Increase of Term Loan A. A $50 million amortizing term loan (the “Original Term Loan A”) was established under the Credit Agreement on the Closing Date and subsequently repaid in full. A new $50 million non-amortizing term loan (as referenced and defined in the Credit Agreement before giving effect to this Amendment, the “New Term Loan A”) was established under the Credit Agreement pursuant to the terms provided in Amendment No. 2 on the Amendment No. 2 Effective Date and the outstanding principal balance of the New Term Loan A on the date of this Amendment is Fifty Million Dollars ($50,000,000). The aggregate principal amount of the New Term Loan A is being increased by One Hundred Million Dollars ($100,000,000) on the Amendment No. 4 Effective Date to One Hundred Fifty Million Dollars ($150,000,000), and the interests therein reallocated, as provided herein. Schedule 2.01 of the Credit Agreement is amended and restated as attached hereto to give effect to the increase and reallocation of Term Loan A Commitments, as amended and increased hereby.

1.2 Assignment of Interests. The Lenders shall purchase and sell assignment interests in the loans and commitments under the Credit Agreement to give effect to the increase and reallocation of loans and commitments as provided herein and reflected on Schedule 2.01, as revised, attached hereto.

Section 2. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Section 3. Amendments to the Credit Agreement. The Credit Agreement is amended in the following respects:

3.1 Definitions. In Section 1.01 (Definitions) the following terms are amended and/or added to read as follows:

“Amendment No. 4” means that certain Amendment No. 4 to this Credit Agreement dated as of the Amendment No. 4 Effective Date.

“Amendment No. 4 Effective Date” means the date that the conditions to effectiveness for Amendment No. 4 shall have been satisfied, being August 27, 2014.

“Applicable Percentage” means the following percentages per annum, based on the Consolidated Leverage Ratio determined as of the last day of the immediately preceding fiscal quarter:

		Revolving Loans and Letters of Credit
Pricing Level	Consolidated Leverage Ratio	Eurocurrency Rate Loans and Letters of Credit	Base Rate Loans	Commitment Fee
1	Less than 1.50:1.0	1.50%	0.50%	0.20%
2	Less than 2.00:1.0 but greater than or equal to 1.50:1.0	1.75%	0.75%	0.25%
3	Less than 2.50:1.0 but greater than or equal to 2.00:1.0	2.00%	1.00%	0.30%
4	Less than 3.00:1.0 but greater than or equal to 2.50:1.0	2.25%	1.25%	0.35%
5	Greater than or equal to 3.00:1.0	2.50%	1.50%	0.40%

		Term Loan A
Pricing Level	Consolidated Leverage Ratio	Eurocurrency Rate Loans	Base Rate Loans
1	Less than 1.50:1.0	1.50%	0.50%
2	Less than 2.00:1.0 but greater than or equal to 1.50:1.0	1.75%	0.75%
3	Less than 2.50:1.0 but greater than or equal to 2.00:1.0	2.00%	1.00%
4	Less than 3.00:1.0 but greater than or equal to 2.50:1.0	2.25%	1.25%
5	Greater than or equal to 3.00:1.0	2.50%	1.50%

Any increase or decrease in the Applicable Percentage resulting from a change in the Consolidated Leverage Ratio shall become effective not later than the date five (5) Business Days immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 7.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance therewith, then Pricing Level 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the date not later than five (5) Business Days immediately following delivery thereof. The Applicable Percentage in effect from the Amendment No. 4 Effective Date through the date for delivery of the Compliance Certificate for the fiscal quarter ending September 30, 2014 shall be determined based upon Pricing Level 4. Determinations by the Administrative Agent of the appropriate Pricing Level shall be conclusive absent manifest error.

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“Consolidated EBITDA” means, for any period for the Consolidated Group, the sum of (a) Consolidated Net Income, plus (b) to the extent deducted in determining net income for such period, (i) Consolidated Interest Expense, (ii) taxes, (iii) depreciation and amortization, (iv) non-cash charges for non-cash equity compensation unless and until payment thereof is made in cash (with an adjustment being made to reduce Consolidated EBITDA in the case of any such cash payments), (v) non-cash charges for impairment of assets under Financial Accounting Standards 142 and 144, (vi) deferred financing costs relating to the Existing Credit Agreement, the refinancing thereof and amendments, consents and modifications to this Credit Agreement, (vii) non-recurring net legal settlements and related expenses and excise and sales tax expenses and actual cash and non-cash restructuring and related costs and/or acquisition and integration related costs in each case as determined by the Borrower taken in the fiscal years ended December 31, 2013, December 31, 2014 and December 31, 2015 in an aggregate amount not to exceed the amount set forth on Annex A attached hereto for any such fiscal year or any period of four consecutive fiscal quarters, and (viii) other restructuring expenses acceptable to the Administrative Agent and the Required Lenders in their discretion, in each case on a consolidated basis determined in accordance with GAAP. For purposes herein, Consolidated EBITDA shall be calculated on a Pro Forma Basis.

“Permitted Acquisition” means any Acquisition that satisfies the following conditions:

(a) the business or division acquired is for use, or the Person acquired is engaged, in businesses reasonably related or complementary to the extent reasonably comparable to the lines of business engaged in by the Borrower and its Subsidiaries on the Closing Date;

(b) the Consolidated Leverage Ratio shall not exceed the maximum Consolidated Leverage Ratio then in effect under Section 8.12 hereof, after giving effect thereto on a Pro Forma Basis;

(c) in the case of an Acquisition of the Capital Stock, the board of directors (or other comparable governing body) of such other Person shall have approved the Acquisition; and

(d) (i) no Default or Event of Default shall exist and be continuing immediately before or immediately after giving effect thereto, and (ii) a Responsible Officer of the Borrower shall provide a compliance certificate, in form and substance satisfactory to the Administrative Agent, affirming compliance with each of the items set forth in clauses (a) through (d) hereof, (A) at least two (2) Business Days prior to the consummation of such Acquisition if proceeds of Loans hereunder are utilized to consummate such Acquisition or (B) not later than ten (10) Business Days after the consummation of such Acquisition if no proceeds of Loans hereunder are utilized to consummate such Acquisition.

“Revolving Termination Date” means August 27, 2019.

“Term Loan A Maturity Date” means August 27, 2019.

3.2 Section 2.01(d) is amended to read as follows:

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(a) Term Loan A. A $50 million term loan (the “Original Term Loan A”) was established on the Closing Date and paid off in full prior to the Amendment No. 2 Effective Date. A new non-amortizing term loan in the original principal amount of Fifty Million Dollars ($50,000,000) (the “New Term Loan A” or “Term Loan A”) was established on the Amendment No. 2 Effective Date and the outstanding principal balance of the New Term Loan A on the Amendment No. 4 Effective Date is Fifty Million Dollars ($50,000,000). On the Amendment No. 4 Effective Date, the Term Loan A Commitments will be increased by One Hundred Million Dollars ($100,000,000) (the “Additional Term Loan A Commitments”) to One Hundred Fifty Million Dollars ($150,000,000) and the interests of the Term Loan A Lenders therein reallocated as shown on Schedule 2.01, as amended and restated pursuant to Amendment No. 4. Subject to terms and conditions provided in Amendment No. 4, the Term Loan A Lenders with Additional Term Loan A Commitments will make available to the Borrower their share of the increase in the Term Loan A in a single advance on the Amendment No. 4 Effective Date whereupon the Outstanding Amount of the Term Loan A will be ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000). The Term Loan A may consist of Base Rate Loans, Eurocurrency Rate Loans, or a combination thereof, as the Borrower may request. Amounts repaid on the Term Loan A may not be reborrowed.

3.3 Section 2.05(c) is amended to read as follows:

(c) Term Loan A. The Term Loan A is repayable in quarterly installments as follows:

Payment Date	Amount	Percent	Payment Date	Amount	Percent
Nov 30. 2014	$0	0%	May 31, 2017	$937,500.00	0.625%
Feb 28, 2015	$0	0%	Aug 31, 2017	$937,500.00	0.625%
May 31, 2015	$0	0%	Nov 30. 2017	$1,875,000.00	1.250%
Aug 31, 2015	$0	0%	Feb 28, 2018	$1,875,000.00	1.250%
Nov 30. 2015	$0	0%	May 31, 2018	$1,875,000.00	1.250%
Feb 28, 2016	$0	0%	Aug 31, 2018	$1,875,000.00	1.250%
May 31, 2016	$0	0%	Nov 30. 2018	$1,875,000.00	1.250%
Aug 31, 2016	$0	0%	Feb 28, 2019	$1,875,000.00	1.250%
Nov 30. 2016	$937,500.00	0.625%	May 31, 2019	$1,875,000.00	1.250%
Feb 28, 2017	$937,500.00	0.625%	Term Loan Maturity Date	$133,125,000.00	88.750%
				$150,000,000.00	100.000%

3.4 Section 8.12(b) is amended to read as follows:

(b) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Parent to be greater than 3.50:1.0.

3.5 The Term Loan A Commitments are increased and reallocated, and the Revolving Commitments are reallocated, among the Lenders as provided in Schedule 2.01 (Lenders and Commitments) attached hereto. The Lenders hereby acknowledge the increase and reallocation of the Term Loan A Commitments, and the reallocation of the Revolving Commitments, and agree to the assignment of commitments and interests, as necessary and appropriate, to give effect thereto.

3.6 Annex A attached hereto is hereby added to the Agreement as Annex A thereto.

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Section 4. Conditions Precedent. This Amendment shall be effective upon satisfaction of the following conditions, in each case in form and substance satisfactory to the Administrative Agent:

4.1 Receipt by the Administrative Agent of executed signature pages to this Amendment from (i) the Borrower and the Guarantors, (ii) the Administrative Agent, and (iii) the Lenders.

4.2 Receipt by the Administrative Agent of executed promissory notes and amendments to the Collateral Documents, as appropriate, to evidence or otherwise give effect to this Amendment.

4.3 Receipt by the Administrative Agent of legal opinions of counsel for the Borrower and the Guarantors, including local counsel, where appropriate, regarding, among other things, existence, due authorization, execution, delivery and enforceability of this Amendment and the other loan documentation, no conflicts with organizational documents, material debt documents or applicable law, and perfection of security interests, in each case in a manner reasonably satisfactory to the Administrative Agent.

4.4 Receipt by the Administrative Agent of copies of supporting resolutions, Organization Documents, certificates of good standing, incumbency certificates and other corporate documentation from the Borrower and the Guarantors.

4.5 Confirmation of payment of all fees and expenses owing in connection with this Amendment, including amendment and upfront fees payable to the Lenders and fees and expenses of counsel for the Administrative Agent.

This Amendment shall not be effective until the Administrative Agent shall have given confirmation of satisfaction of all of the foregoing conditions.

Section 5. Representations and Warranties. Each of the Credit Parties hereby represents and warrants that:

5.1 it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby;

5.2 it has executed and delivered this Amendment and the Amendment is a legal, valid and binding obligation enforceable against it in accordance with its terms, except to the extent that the enforceability may be limited by applicable Debtor Relief Laws affecting creditors’ rights generally and by equitable principles of law (regardless whether enforcement is sought in equity or at law); and

5.3 as of the date hereof, (i) the representations and warranties set forth in Article VI of the Credit Agreement are true and correct as of the date hereof, except to the extent that they specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (ii) no Default or Event of Default shall exist immediately before or immediately after giving effect to this Amendment and the transactions contemplated herein.

Section 6. Acknowledgment of Guaranty Obligations and Liens.

6.1 Each of the Guarantors acknowledges and consents to all of the terms and conditions of this Amendment, affirms its guaranty obligations under and in respect of the Credit Documents, the increase in Term Loan A Commitments established hereby and the extension of the final maturity of the Loans granted hereunder and agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge any Guarantor’s obligations under the Credit Documents, except as expressly set forth therein.

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6.2 Each of the Credit Parties hereby affirms the Liens and security interests created and granted in the Credit Documents and agrees that this Amendment is not intended to adversely affect or impair such Liens and security interests in any manner.

Section 7. New Lender Acknowledgment. Each of the Lenders providing incremental commitments hereunder that is not already party to the Credit Agreement hereby acknowledges and agrees (i) that it has received copies of the Credit Agreement (and amendments and modifications) and other Credit Documents, and the most recent quarterly company-prepared and annual audited financial statements available as referenced in Section 7.01of the Credit Agreement, and such other documents and information that it may deem appropriate for its own credit analysis and decision making, (ii) that it has made its own credit decision and entered into this Amendment independently based on the foregoing documents and information without reliance on the Administrative Agent or any other Lender, (iii) to acceptance of the appointment of the Administrative Agent as such under the Credit Agreement and the other Credit Documents, with all of the rights and powers delegated thereunder, and (iv) that from the date hereof, it will be a party to the Credit Agreement and a “Lender” for all purposes with all of the rights and obligations attendant thereto.

Section 8. Full Force and Effect; Affirmation. Except as modified hereby, all of the terms and provisions of the Credit Agreement and the other Credit Documents (including schedules and exhibits thereto) shall remain in full force and effect. Each of the Credit Parties hereby (a) affirms all of its obligations under the Credit Documents to which it is party and (b) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge their obligations under any Credit Document, except as expressly stated therein.

Section 9. Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of Moore & Van Allen PLLC.

Section 10. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery by any party hereto of an executed counterpart of this Amendment by facsimile or other electronic format (i.e. “pdf” or “tif”) shall be effective as such party’s original executed counterpart.

Section 11. Credit Document. Each of the parties hereto hereby agrees that this Amendment is a Credit Document.

Section 12. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	AMERICAN TELECONFERENCING SERVICES, LTD.,
a Missouri corporation

	By:	/s/ Scott Askins Leonard
	Name:	Scott Askins Leonard
	Title:	EVP - Legal

GUARANTORS:	AMERICAN TELECONFERENCING SERVICES, LTD.,
a Missouri corporation
PREMIERE GLOBAL SERVICES, INC.,
a Georgia corporation
NETSPOKE, INC.,
a Delaware corporation
IMEET, INC.,
a Delaware corporation
ACT Teleconferencing, Inc.,
a Colorado corporation
ACT Teleconferencing Services, Inc.,
a Colorado corporation

	By:	/s/ Scott Askins Leonard
	Name:	Scott Askins Leonard
	Title:	EVP - Legal

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent and Collateral Agent

	By:	/s/ Ryan Maples
	Name:	Ryan Maples
	Title:	Vice President

Lenders:	BANK OF AMERICA, N.A.,
as L/C Issuer, Swingline Lender and as a Lender

	By:	/s/ Ryan Maples
	Name:	Ryan Maples
	Title:	Vice President

CITIZENS BANK, National Association,
as Joint Lead Arranger and as a Lender

By:	/s/ Jason Upham
Name:	Jason Upham
Title:	Assistant Vice President

WELLS FARGO BANK, N.A.,
as Co-Documentation Agent and as a Lender

By:	/s/ Zachariah Corn
Name:	Zachariah Corn
Title:	Senior Vice President

Regions bank,
as Co-Documentation Agent and as a Lender

By:	/s/ Knight D. Kieffer
Name:	Knight D. Kieffer
Title:	Vice President

fifth third bank, an Ohio banking corporation,
as Co-Documentation Agent and as a Lender

By:	/s/ Dan Komitor
Name:	Dan Komitor
Title:	Senior Relationship Manager

HSBC Bank usa, national association

By:	/s/ Devin Moore
Name:	Devin Moore
Title:	Vice President

synovus BANK

By:	/s/ John R. Frierson
Name:	John R. Frierson
Title:	Vice President

comerica bank

By:	/s/ Vontoba Terry
Name:	Vontoba Terry
Title:	Vice President

atlantic capital bank

By:	/s/ J. Christopher Deisley
Name:	J. Christopher Deisley
Title:	Senior Vice President